EXHIBIT 10.1

EXECUTION VERSION

PLAN SUPPORT AND RESTRUCTURING AGREEMENT

     THIS PLAN SUPPORT AND RESTRUCTURING AGREEMENT (the “Agreement”), dated as of April 28, 2011, is entered into by and between RASER TECHNOLOGIES, INC.

(“Raser”), RASER TECHNOLOGIES OPERATING COMPANY, INC, RASER POWER

SYSTEMS, LLC, RT PATENT COMPANY, INC., PACIFIC RENEWABLE POWER, LLC, WESTERN RENEWABLE POWER, LLC, INTERMOUNTAIN RENEWABLE POWER, LLC

(“IRP”), LOS LOBOS RENEWABLE POWER, LLC, COLUMBIA RENEWABLE POWER, LLC (“Columbia”), TRUCKEE GEOTHERMAL NO. 1 SV-01, LLC, TRUCKEE GEOTHERMAL NO. 2, SV-04, LLC, TRAIL CANYON GEOTHERMAL NO. 1 SV 02, LLC, DEVIL’S CANYON GEOTHERMAL NO. 1 SV-03, LLC, THERMO NO. 1 BE-01, LLC, THERMO NO. 2 BE-02, LLC, THERMO NO. 3 BE-03, LLC, CRICKET GEOTHERMAL NO.

1 MI-01, LLC, HARMONY GEOTHERMAL NO. 1 IR-01, LLC, LIGHTNING DOCK

GEOTHERMAL HI-01, LLC, and KLAMATH GEOTHERMAL NO. 1 KL-01, LLC (collectively with Raser, the “Debtors”), LINDEN CAPITAL L.P. (collectively, the “Prepetition Lender”), TENOR OPPORTUNITY MASTER FUND, LTD., ARIA OPPORTUNITY FUND, LTD. and PARSOON OPPORTUNITY FUND, LTD. (collectively, “Tenor”; together with the Prepetition Lender, the “Sponsors”), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and ZURICH AMERICAN INSURANCE COMPANY (together, the “Thermo Lenders”; collectively with the Sponsors, the “Creditors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent (the “Thermo Lenders’ Agent”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

     A. Raser issued certain 8% Senior Convertible Notes due 2013 in the aggregate original principal amount of $55 million (the “Convertible Notes”), which represent unsecured obligations of Raser. The Sponsors hold approximately $25 million in aggregate face amount of the Convertible Notes.

     B. On April 18, 2011, Raser and Debtor Thermo No. 1 BE-01, LLC (the “Thermo 1 Project Entity”) and the Prepetition Lender, entered into that certain Bridge Loan Agreement (the “Bridge Facility”) and certain related security agreements, pursuant to which, among other things, the Prepetition Lender loaned to the Debtors $750,000. The Debtors’ obligations to the Prepetition Lender are secured by (i) first-priority blanket liens and security interests on certain assets of the Debtors (other than the Existing Collateral (defined herein)) (a) that are not subject to existing liens, and (b) for which no third-party consents or waivers are required to provide or perfect such liens or security interests, and (ii) junior liens and security interests on all assets of the Debtors, including the Existing Collateral, that are subject to existing liens or security interests and for which no third-party consents or waivers are required to provide such liens or security interests (other than the consent of the Thermo Lenders).

     C. The Thermo 1 Project Entity is the maker of that certain Promissory Note, dated as of August 31, 2008, in the original principal amount of $31,175,092.00 (the “Thermo 1 Note”), and is party to, among other documents, (i) that certain Credit Agreement, dated as of August 31, 2008, among the Thermo 1 Project Entity, the Thermo Lenders, The Prudential Insurance Company of America, as Administrative Lender, and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, (ii) that certain Deed of Trust, Leasehold Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Production, dated as of August 31, 2008, (iii) that certain Account and Security Agreement, and (iv) other security documents and agreements related thereto (collectively with the Thermo 1 Note, the “Thermo 1 Financing Documents”). Pursuant to the Thermo 1 Financing Documents, among other things, the Thermo 1 Project Entity borrowed $31,175,092.00, the repayment of which is secured by a first-priority, properly perfected, unavoidable lien and security interest in assets of the Thermo 1 Project Entity (the “Thermo 1 Collateral”), the equity interests in the Thermo 1 Project Entity held by IRP and Columbia (the “Pledged Equity”), and other assets of various Debtors (collectively with the Thermo 1 Collateral and the Pledged Equity, the “Existing Collateral”).

     D. As of the date hereof, (i) the Thermo Lenders are the holder of the Thermo 1 Note and the beneficiaries of the properly perfected liens and security interests in the Existing Collateral, and (ii) the outstanding obligations owed under the terms of the Thermo 1 Financing Documents, including accrued interest, are $10,326,878.25.

     E. The Debtors are in default of, among other things, their obligations under the Convertible Notes and the Thermo 1 Financing Documents (the “Existing Defaults”). In addition, the Debtors face a liquidity crisis that, without additional capital, makes it impossible for the Debtors to be able to continue as going concerns.

     F. After good faith, arms’ length negotiations, the Parties have agreed, subject to the terms and conditions of this Agreement, to engage in various transactions intended to restructure the Debtors’ obligations and recapitalize the Debtors’ businesses (collectively, the “Restructuring Transactions”).

     G. To implement the Restructuring Transactions, (i) the Debtors have agreed (a) to commence voluntary bankruptcy cases (the “Chapter 11 Cases”) under chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sec. 101-1532 (as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and (b) propose and prosecute to confirmation a plan of reorganization (the “Plan”) that contains the terms and conditions set forth on the Term Sheet attached as Exhibit A hereto (the “Plan Term Sheet”), (ii) the Sponsors have agreed (a) to provide or cause to be provided a debtor-in-possession financing facility (the “DIP Facility”) to the Debtors on the terms and conditions set forth on Exhibit B hereto (the “DIP Facility Term Sheet”), and (b) to act as the stalking horse bidder with respect to an auction and sale of the equity of reorganized Raser to be issued pursuant to the Plan on the terms and conditions set forth on the Plan Term Sheet, and (iii) the Thermo Lenders have agreed to enter into an agreement with the Debtors to settle and resolve any and all claims, rights and causes of action arising from or related to the Thermo 1 Financing Documents, the principal terms of which are set forth on Exhibit E hereto (the “Thermo Settlement Agreement”).

     H. To facilitate the implementation of the Restructuring Transactions, the Creditors have agreed, subject to the terms and conditions of this Agreement, to cast all votes that they or any of their affiliates are entitled to cast in favor of the Plan.

AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1. Schedule and Deadlines. So long as this Agreement remains in effect and shall not have been terminated by a Termination Event (as defined below), the Debtors shall:

(a)	Commence the Chapter 11 Cases on or before April 29, 2011 (such date, the “Petition Date”);

(b)	Propose and file the Plan and a related disclosure statement satisfying the requirements of Sec. 1125 of the Bankruptcy Code (the “Disclosure Statement”) no later than May 27, 2011;

(c)	File and prosecute a motion seeking approval of the DIP Facility in accordance with the terms set forth in the DIP Facility Term Sheet, no later than the deadlines specified therein;

(d)	File and prosecute a motion seeking approval of auction procedures and the stalking horse protections in accordance with the terms set forth in the Plan Term Sheet, no later than the deadlines set forth therein; and

(e)	Use all reasonable best efforts to expedite the Chapter 11 Cases whenever possible, to obtain confirmation of the Plan as soon as reasonably practicable, and to cause the Effective Date of the Plan to occur on or before August 26, 2011.

     2. Support of the Plan by the Creditors. So long as this Agreement remains in effect and shall not have terminated as a result of the occurrence and continuance of a Termination Event (as defined below), each of the Creditors agrees and commits, to the extent applicable to such Creditor, to:

(a)	Cast all votes with respect to any claims held or controlled by such Creditor to accept, and otherwise support the timely confirmation of, the Plan in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and this Agreement;

(b)	Refrain from (i) proposing its own plan of reorganization or supporting, consenting to or participating in the formulation of any plan of reorganization other than the Plan, (ii) directly or indirectly seeking or supporting dismissal of the Chapter 11 Cases or converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code, and (iii) directly or indirectly seeking or supporting the appointment of a Chapter 11 trustee or an examiner of any type;

(c)	Permit accurate disclosure by the Debtors of the contents of this Agreement as may be necessary or advisable in the discretion of the Debtors after consultation with their professionals;

(d)	Refrain from (i) directly or indirectly objecting to or otherwise opposing approval of the Disclosure Statement, so long as the Disclosure Statement does not contradict this Agreement, (ii) directly or indirectly objecting to or otherwise opposing confirmation of the Plan, so long as the Plan does not contradict this Agreement, (iii) directly or indirectly joining or supporting any other party in objecting to or otherwise opposing the Plan, so long as the Plan does not contradict this Agreement, (iv) directly or indirectly joining or supporting any other party in directly or indirectly objecting to confirmation of or otherwise opposing the Plan, so long as the Plan does not contradict this Agreement, (v) seeking any modification of the Plan without obtaining the express prior written consent and support of the Debtors, so long as the Plan does not contradict this Agreement, (vi) directly or indirectly objecting to or supporting an objection to the approval of the DIP Facility, so long as the DIP Facility, the Interim Order and the Final Order do not contradict this Agreement; and (vii) directly or indirectly taking any action inconsistent with the terms set forth herein; and

(e)	Refrain from knowingly causing any entity owned or controlled by such Creditors to take any action inconsistent with this Agreement.

     3. Restrictions on Transfer. So long as this Agreement remains in effect and shall not have been terminated by a Termination Event (as defined below), each of the Creditors hereby agrees not to (i) sell, transfer, assign, pledge, or otherwise dispose of any of its claims, arising both pre- and post-Petition Date (the “Claims”) relating to the Debtors, in whole or in part, or any interest therein, unless the transferee accepts in writing, by way of an unconditional joinder agreement in the form of Exhibit D hereto (each, a “Joinder Agreement”), delivered to the Debtors, the Claims subject to the terms of this Agreement, provided that nothing herein shall be deemed to prohibit customary securities brokerage account arrangements (such as with a prime broker) pursuant to which the Convertible Notes may be pledged as collateral, it being understood, however, that any pledge made by a Convertible Noteholder on or after the date hereof may be made only pursuant to a Joinder Agreement with the pledge; (ii) sell transfer, assign, pledge, or otherwise dispose of any of its equity interests in the Debtors, including warrants to purchase equity interests in the Debtors (collectively, “Interests”), or (iii) grant any proxies, deposit any of its Claims and Interests into a voting trust, or enter into a voting agreement with respect to the Claims and Interests.

     4. Forbearance. For so long as this Agreement is in effect and has not terminated as a result of the occurrence and continuance of a Termination Event (as defined below), each of the Creditors hereby agrees to forbear from (i) further exercising any of their rights or remedies under either the Convertible Notes and the Thermo 1 Financing Documents, or applicable non-bankruptcy law against any of the Debtors or their assets in respect of the Existing Defaults, or (ii) commencing any lawsuit, arbitration or other proceeding asserting any cause of action against or seeking any equitable or other relief from any of the other Creditors arising out of or in any way relating to the Debtors.

     5. Financing Facility to be Provided by Sponsors. So long as this Agreement remains in effect and shall not have been terminated by a Termination Event (as defined below), the Sponsors hereby agree, following the Petition Date, to provide the DIP Facility to the Debtors in the amounts and on the terms and conditions set forth in the DIP Facility Term Sheet. The Sponsors and the Debtors agree to work cooperatively in good faith to obtain expedited Bankruptcy Court approval of the DIP Facility in accordance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure. The Sponsors hereby acknowledge and agree that the DIP Facility is a fully underwritten committed facility, subject only to the terms and conditions set forth in the DIP Facility Term Sheet.

     6. Thermo Lenders’ Consent to the DIP Facility . So long as this Agreement remains in effect and shall not have been terminated by a Termination Event (as defined below), and subject to negotiation of the language to be inserted into the Interim and Final DIP Financing Orders that is reasonably acceptable to all Parties, the Thermo Lenders hereby consent to, and agree to be bound by, the terms and conditions of the DIP Facility as set forth in the DIP Facility Term Sheet, including without limitation the subordination of the Thermo Lenders’ remaining Claims, liens and security interests under the Thermo 1 Financing Documents following the final approval of the DIP Facility and the finding that the Thermo Lenders have a valid first priority, properly perfected, unavoidable lien and security interest in the Thermo 1 Collateral, the indefeasible payment of $6 million of the Thermo 1 Note plus payment and/or reimbursement of the reasonable, documented out-of-pocket attorneys’ fees and expenses incurred by the Thermo Lenders and the Thermo Lenders’ Agent, and any reasonable outstanding attorneys’ fees and expenses of the Thermo Lenders’ Agent, in conjunction with this Agreement and the transactions contemplated thereby as provided for and required by the DIP Facility Term Sheet (the “Thermo Lenders Payment”).

     7. Sponsors’ Stalking Horse Bid for Reorganized Equity. So long as this Agreement remains in effect and shall not have been terminated by a Termination Event (as defined below), the Sponsors shall serve as the stalking horse bidder in connection with the auction and sale of the equity in reorganized Raser on the terms and conditions set forth in the Plan Term Sheet.

     8. Representations, Warranties and Acknowledgments by the Debtors. Each of the Debtors hereby represents, warrants, acknowledges and agrees as follows:

(a)	the obligations under the Convertible Notes are valid and enforceable obligations for which the Debtors received significant value;

(b)	the obligations under the Thermo 1 Financing Documents are valid and enforceable obligations for which the Debtors received significant value;

(c)	it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(d)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part;

(e)	the execution, delivery and performance of this Agreement by it does not and shall not: (i) violate any provision of law, rule or regulation applicable to it; (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party; and

(f)	each of the Recitals set forth above is true and accurate as of the date hereof.

     9. Representation, Warranties and Acknowledgments by the Creditors. Each of the Creditors hereby represents, warrants, acknowledges and agrees as follows:

(a)	it is the sole, legal owner of the Claims attributed to it in the Recitals;

(b)	it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)	the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership, trust or limited liability company action on its part;

(d)	the execution, delivery and performance of this Agreement by it does not and shall not: (i) violate any provision of law, rule or regulation applicable to it; (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party; and

(e)	to the extent the Recitals above are applicable to such Creditor, each such Recital is true and accurate as of the date hereof.

     10. Termination. This Agreement automatically shall terminate without further notice or action on the part of any Party upon the occurrence of any of the following events (each a “Termination Event”), unless such Termination Event is waived in a writing for that purpose signed by all Parties:

(a)	The Debtors propose and/or seek confirmation of a plan other than the Plan, unless such plan (i) provides treatment of the Claims against and Interests in the Debtors, if any, that is no less favorable than the treatment of such Claims and Interests provided under the Plan Term Sheet, and (ii) does not contain any provision not set forth in the Plan Term Sheet that would materially and adversely affect the treatment of the Claims as contemplated by the Term Sheet without the Creditors’ consent;

(b)	A plan of reorganization other than the Plan is confirmed, unless such plan (i) provides treatment of the Claims against and Interests in the Debtors, if any, that is no less favorable than the treatment of such Claims and Interests provided under the Plan Term Sheet, and (ii) does not contain any provision not set forth in the Plan Term Sheet that would materially and adversely affect the treatment of the Claims as contemplated by the Term Sheet without each Creditor’s consent;

(c)	The Effective Date of the Plan (or a plan of reorganization other than the Plan that otherwise meets the specifications of the foregoing clause (b)), does not occur on or before August 26, 2011;

(d)	An Event of Default occurs under the terms of the DIP Facility and the Sponsors terminate the commitment under that facility and accelerates the Debtors’ Obligations thereunder;

(e)	Any of the parties hereto materially breaches this Agreement and fails or refuses to cure such breach within five (5) business days after written notice of such breach has been provided by another party to this Agreement;

(f)	The Bankruptcy Court enters an order appointing a trustee or an examiner with expanded powers in the Chapter 11 Cases;

(g)	The Bankruptcy Court enters an order converting the Chapter 11 Cases to cases under Chapter 7 of the Bankruptcy Code or dismissing the Chapter 11 Cases;

(h)	The Bankruptcy Court enters an order on its docket denying final approval of the DIP Facility, refusing to approve the Thermo Lenders Payment, or refusing to confirm the validity and priority of the Thermo Lenders’ liens on and security interests in the collateral for the Thermo 1 Note, and such order has become a final and non-appealable order under applicable law;

(i)	On or before August 1, 2011, the Bankruptcy Court has not entered an order on its docket approving the DIP Facility on a final basis confirming the validity and priority of the Thermo Lenders’ liens on and security interests in the collateral for the Thermo 1 Note and approving the Thermo Lenders Payments; or

(j)	On or before August 3, 2011, the Thermo Lenders Payment has not been made.

Upon a termination of this Agreement as a result of the occurrence and continuance of a Termination Event hereunder, (i) nothing in this Agreement shall constitute or be construed as a waiver by any Party of any or all of such Party’s respective rights or remedies under applicable law, (ii) the provisions of this Agreement and all of the obligations of the Parties hereunder shall be of no further force and effect, and (iii) pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, neither the provisions of this Agreement, nor any of the negotiations relating to the entirety of this Agreement, shall be admissible into evidence in any litigation, arbitration or other proceeding other than litigation, arbitration or other proceeding seeking to enforce the terms of this Agreement following the occurrence and continuance of a material breach of this Agreement.

     11. No Solicitation of Plan Acceptance. The Parties acknowledge and agree that neither the negotiation nor the execution and delivery of this Agreement is intended by the Parties to be a solicitation of the acceptance of the Plan or any plan of reorganization within the meaning of Section 1125 of the Bankruptcy Code, and such solicitation shall occur only in conjunction with the delivery of the Plan and related Disclosure Statement.

     12. No Waiver of Participation. Each of the Parties hereto expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing herein is intended to, nor does anything herein, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and to preserve all of its rights, remedies and interests, including, without limitation, with respect to any of the Claims against the Debtors, or each Creditor’s full participation in the Chapter 11 Cases. Nothing herein shall be deemed to affect any of the rights and obligations of each of the Parties in any other capacity it may have in the Chapter 11 Cases or otherwise.

     13. Consideration. It is hereby acknowledged by the Parties that no consideration shall be due or paid to the Creditors for their agreement to vote in favor of the Plan in accordance with the terms and conditions of this Agreement, other than the Debtors’ obligations under this Agreement, which consideration the Creditors hereby accept as good and valuable and acknowledge and agree is sufficient under applicable law.

     14. No Third Party Beneficiaries. Subject to Section 3 hereof, the terms and conditions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.

15. Miscellaneous Provisions.

(a)	The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent thereto of the Parties.

(b)	The Parties agree to execute and deliver from time to time such other documents and take such other actions as may be reasonably necessary, without payment of further consideration, in order to effectuate the transactions provided for herein.

The parties shall cooperate fully with each other and with their respective counsel in connection with any steps required to be taken as part of their respective obligations under this Agreement.

(c)	This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity without the express written consent of the other Parties.

(d)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding its conflict of laws principles or any other rule, regulation or principle that would result in the application of any other state’s law. Each of the Parties hereby irrevocably and unconditionally agrees that any litigation, action, suit or other proceeding arising under or in any way related to this Agreement must be filed in the United States District Court for the Southern District of New York (the “District Court”), if such litigation or other proceeding is commenced prior to the commencement of the Chapter 11 Cases.

Each of the Parties hereby irrevocably accepts and submits itself to the exclusive jurisdiction of the District Court, generally and unconditionally, with respect to any such litigation, action, suit or other proceeding. Notwithstanding the foregoing, the Parties hereby acknowledge and agree that following the commencement of the Chapter 11 Cases, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising under or in any way relating to this Agreement.

(e)	All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (i) delivered personally to the recipient, (ii) sent by facsimile to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if sent by facsimile before 5:00 p.m. prevailing Eastern Time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the following addresses: (i) if to the Debtors:

Raser Technologies, Inc. Attn: Mr. Nick Goodman 5152 North Edgewood Drive Provo, Utah 84604 Facsimile: (801) 374-3314

with a copy to: Hunton & Williams LLP 200 Park Avenue New York, NY 10166 Attn: Peter S. Partee, Esq. Facsimile: (212) 309-1875

-and-

Hunton & Williams LLP 951 E. Byrd. St. Richmond, VA 23219 Attn: Michael G. Wilson, Esq. Facsimile: (804) 343-4719

(ii) if to the Sponsors:

Tenor Capital Management Company, LP 1180 Avenue of Americas, Suite 1940 New York, NY 10036 Attn: David Kay Facsimile: (212) 918-5301

-and-

Linden Capital LP c/o Linden Advisors LP 590 Madison Avenue 15th Floor New York, NY 10022 Attn: Robert G. Lennon Facsimile: (646) 840-3625

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP 875 Third Avenue New York, NY 10022 Attn: Christopher R. Donoho, III, Esq. Facsimile: (212) 918-3100

(iii) if to the Thermo Lenders:

Prudential Capital Group 2200 Ross Avenue Dallas, TX 75201-2758 Attn: William H. Bulmer, Esq. Facsimile: (214) 720-6296

with a copy (which shall not constitute notice) to:

Baker Botts LLP 2001 Ross Avenue Dallas, Texas 75201-2980 Attn: Judith Ross, Esq. Facsimile: (214) 661-4605

or to such other address or to the attention of such other person as the receiving Party has specified by prior written notice to the sending Party.

(f)	This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement, and no Party shall be liable or bound to any other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

(g)	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic mail in portable document format (.pdf) shall be effective as delivery of an original executed counterpart of this Agreement.

(h)	The Thermo Lenders hereby direct the Thermo Lenders’ Agent to acknowledge this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

RASER TECHNOLOGIES, INC. By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: CEO

RASER TECHNOLOGIES OPERATING COMPANY, INC.

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

RASER POWER SYSTEMS, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

RT PATENT COMPANY, INC.

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

PACIFIC RENEWABLE POWER, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

WESTERN RENEWABLE POWER, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

INTERMOUNTAIN RENEWABLE POWER, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

COLUMBIA RENEWABLE POWER, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

LOS LOBOS RENEWABLE POWER, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

TRUCKEE GEOTHERMAL NO. 1 SV-01, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

TRUCKEE GEOTHERMAL NO. 2, SV-04, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

LIGHTNING DOCK GEOTHERMAL HI-01, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

TRAIL CANYON GEOTHERMAL NO. 1 SV 02, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

DEVIL’S CANYON GEOTHERMAL NO. 1 SV-03, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

THERMO NO. 1 BE-01, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

THERMO NO. 2 BE-02, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

THERMO NO. 3 BE-03, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

CRICKET GEOTHERMAL NO. 1 MI-01, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

HARMONY GEOTHERMAL NO. 1 IR-01, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

KLAMATH GEOTHERMAL NO. 1 KL-01, LLC

By: /s/ Nicholas Goodman Name: Nicholas Goodman Title: President

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

LINDEN CAPITAL, L.P.

By:	_/s/ Craig Jarvis_____________
	Name:	Craig Jarvis
	Title:	Authorized Signatory

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

TENOR OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Daniel H. Kochav_
Name: Daniel H. Kochav
Title: Director

ARIA OPPORTUNITY FUND, LTD.

By:	/s/ Daniel H. Kochav_
Name: Daniel H. Kochav
Title: Director

PARSOON OPPORTUNITY FUND, LTD.

By:	/s/ Daniel H. Kochav_
Name: Daniel H. Kochav
Title: Director

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Richard Carrell
	Name:	Richard Carrell
	Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Richard Carrell
	Name:	Richard Carrell
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT

By:	_/s/ Stanley Burg
	Name:	Stanley Burg
	Title:	Vice President

By:	/s/ Rodney Gaughan_________
	Name:	Rodney Gaughan
	Title:	Vice President

[SIGNATURE PAGE TO PLAN SUPPORT AND RESTRUCTURING AGREEMENT]

EXHIBIT A PLAN TERM SHEET

THIS TERM SHEET DOES NOT CONSTITUTE A SOLICITATION OF VOTES FOR A PLAN OF REORGANIZATION FOR PURPOSES OF SECTIONS 1125 AND 1126 OF THE BANKRUPTCY CODE OR AN OFFER OR SOLICITATION OF AN OFFER WITH RESPECT TO ANY SECURITIES. SUCH OFFER OR SOLICITATION MAY ONLY BE MADE IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE AND AFTER PUBLICATION AND DELIVERY OF THE PLAN AND DISCLOSURE STATEMENT WITH RESPECT TO THE PLAN.

This term sheet presents the material terms for a restructuring of Raser Technologies, Inc.

(“Raser”) and certain of its direct and indirect subsidiaries (collectively with Raser, the “Debtors”) under a plan of reorganization (the “Plan”) under title 11 of the United States Code (the “Bankruptcy Code”). Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term not parenthetically or otherwise defined herein shall have the meaning ascribed to it in that certain Plan Support and Restructuring Agreement, dated as of April 28, 2011 (the “Plan Support Agreement”), by and among Raser and its affiliates, Linden Capital, L.P. (the “Prepetition Lender”), Tenor Opportunity Master Fund, Ltd., Aria Opportunity Fund, Ltd., and Parsoon Opportunity Fund, Ltd. (collectively, “Tenor”; together with the Prepetition Lender, the “Sponsors”), and The Prudential Insurance Company of America and Zurich American Insurance Company (together, the “Thermo Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent (the “Thermo Lenders’ Agent”), to which this Plan Term Sheet is attached.

Classification and Treatment of Claims and Interests Under Plan of Reorganization

Secured Claims Arising from Thermo 1 Financing Documents

Secured Claims Against Raser Power Systems

On the effective date of a Plan (the “Effective Date”), in full and final satisfaction and discharge of all subordinated secured claims of the Thermo Lenders arising under the Thermo 1 Financing Documents that remain after the Thermo Lenders Payment (the “Subordinated Thermo 1 Claims”), the Thermo Lenders shall receive (i) in the event the Sponsors are the Successful Bidder (as defined below), the releases and other consideration provided for in the Thermo 1 Settlement Agreement, or (ii) in the event the Sponsors are not the Successful Bidder, Cash in an amount equal to the outstanding balance of the Subordinated Thermo 1 Claims.

On the Effective Date, holders of allowed secured claims against Raser Power Systems, LLC, shall, at the sole discretion of the Debtors, receive in full satisfaction, settlement, and release of, and in exchange for such secured claims, at the sole

Secured Claims Against Lightning Dock Project Entity

Other Secured Claims

Secured Claims of (I) Prepetition Lender Arising Under the Bridge Facility (II) the Sponsors Under the DIP Facility

Administrative Expense Claims (Restructuring

option of the Debtors, (i) a new promissory note secured by a lien on the property serving as collateral security for such secured claims and providing for payments thereunder having an aggregate present value as of the Effective Date equal to the judicially determined value of such collateral, (ii) turnover of the collateral for such allowed secured claims, or (iii) such other, less favorable treatment as is agreed upon by the Debtors and the holder of such allowed secured claims.

On the Effective Date, the holders of allowed secured claims against Debtor Lightning Dock Geothermal HI-01, LLC (the “Lightning Dock Project Entity”), shall, at the sole discretion of the Debtors, receive in full satisfaction, settlement, and release of, and in exchange for, such secured claims, at the sole option of the Debtors, (i) a new promissory note secured by a lien on the property serving as collateral security for such secured claims and providing for payments thereunder having an aggregate present value as of the Effective Date equal to the judicially determined value of such collateral, (ii) turnover of the collateral for such allowed secured claims, or (iii) such other, less favorable treatment as is agreed upon by the Debtors and the holder of such allowed secured claims.

The holder(s) of any other allowed secured claims against any of the Debtors shall, at the sole discretion of the Debtors, (i) have the legal equitable and contractual rights of such holder reinstated in full, or (ii) receive in full satisfaction, settlement, and release of, and in exchange for, such holder’s claim, at the sole option of the Debtors, (a) cash in the amount of the allowed secured claim, (b) turnover of the collateral for such allowed secured claim, or (c) such other, less favorable treatment as is agreed upon by the Debtors and the holder of such allowed secured claim.

On the Effective Date, in full and final satisfaction and discharge of all secured claims of the Prepetition Lender arising under the Bridge Facility and the Sponsors arising under the DIP Facility, the Sponsors shall receive (i) in the event the Sponsors are the Successful Bidder with respect to the auction of the Reorganized Raser Equity, the consideration provided for in the Stalking Horse Bid, or (ii) in the event the Sponsors are not the Successful Bidder, Cash in an amount equal to the outstanding balance of the Bridge Facility and the DIP Facility.

Each holder of an allowed administrative expense claim

(“Administrative Expense Claims”) shall receive payment in

Costs and Unpaid Post-Bankruptcy Trade Claims)

Priority Tax Claims

Other Priority Claims

General Unsecured Claims Against Raser

General Unsecured Claims Against Subsidiary Debtors

Convenience Class Claims Against the Debtors

Interests (Common Shares and Warrants) in Debtors

Means for Implementation

Sale of Reorganized Raser Equity

full in cash of the unpaid portion of such allowed administrative expense claim (i) on the Effective Date or as soon thereafter as reasonably practicable, (ii) in the ordinary course of the Debtors’ business, (iii) in the case of professional fees, after court approval thereof, or (iv) as otherwise agreed by the Debtors and such holder.

Allowed claims under Bankruptcy Code section 507(a)(8)

(“Priority Tax Claims”) shall receive regular cash installment payments of a present value, as of the Effective Date of the Plan, equal to the allowed amount of such Priority Tax Claims over a period of 6 years, or such other, less favorable treatment as is agreed upon by the Debtors and the holder of such claims.

On the Effective Date, each holder of an allowed Claim under Bankruptcy Code section 507(a) other than an Administrative Expense Claim or a Priority Tax Claim shall receive payment in full in cash.

The treatment of holders of allowed general unsecured claims (the “General Unsecured Claims”) against Raser shall be determined by the Debtors and the Sponsors, and disclosed in connection with the Plan and disclosure statement in support of the Plan (the “Disclosure Statement”).

The treatment of holders of allowed General Unsecured Claims against subsidiary Debtors shall be determined by the Debtors and the Sponsors, and disclosed in connection the Plan and Disclosure Statement.

The treatment of holders of allowed General Unsecured Claims against the Debtors that qualify as convenience claims shall be determined by the Debtors and the Sponsors, and disclosed in connection with the Plan and Disclosure Statement.

Holders of Interests in the Debtors shall receive no property or other consideration under the Plan on account of such Interests.

On the Effective Date, the Debtors shall consummate the sale of equity in the reorganized Raser (the “Reorganized Raser Equity”) to the Sponsors or to the party submitting a higher and better offer following an auction (the “Successful Bidder”) to be conducted pursuant to an auction procedures order (the “Auction Procedures Order”) entered by the Bankruptcy Court no later than the hearing on final approval of the DIP Facility, which order shall approve the Bid Protections (as defined below) and otherwise be in form and substance reasonably acceptable to the Debtors and the Sponsors.

Subject to and contingent upon final approval of the DIP Facility, confirmation of the Plan, and no Termination Event having occurred with respect to the Plan Support Agreement, the Sponsors irrevocably offer to purchase the Reorganized Raser Equity on the Effective Date in exchange for the aggregate purchase price of $19,768,180.59 (the “Purchase Price”), payable as follows: (i) crediting the outstanding balance of the DIP Facility, including all fees and interest paid in kind pursuant to the terms thereof, (ii) crediting the outstanding balance of the Bridge Facility, (iii) the waiver of the Subordinated Thermo 1 Claims under the terms of the Thermo Settlement Agreement, (iv) Cash in the amount of $2.5 million, subject to a reduction in an amount equal to any unused Commitment under the DIP Facility, and (v) the provision by the Sponsors of the Exit Facility (as defined herein). In addition, subject to the same conditions, the Sponsors irrevocably offer to provide to the Debtors on the Effective Date with a fully committed $3.0 million two-year senior, secured convertible preferred voting term loan facility on customary terms and conditions to fund working capital and further development needs of Reorganized Raser and its subsidiaries pursuant to a budget approved by the Board of Directors of Reorganized Raser (the “Exit Facility”). The Exit Facility will be governed by definitive documentation in form and substance reasonably satisfactory to Reorganized Raser and the Sponsors entered into within 90 days following the Effective Date. The interest rate applicable to the loans outstanding under the Exit Facility will be 10% per annum.

As an incentive for the Sponsors to make the Stalking Horse Bid, the Sponsors shall be entitled to the following minimum bidding protections (the “Bid Protections”):

·	In the event the Sponsors are not the Successful Bidder, the Sponsors shall be entitled to a break-up fee (the “Breakup Fee”) equal to 5% of the Purchase Price; and

·	The Auction Procedures Order shall provide that the minimum initial overbid shall be equal to the Breakup Fee plus $500,000.

Thermo Settlement Agreement

Sponsor Relief From Stay for Certain Subsidiary Debtors

Releases and Exculpations

Corporate Governance of Reorganized Raser

Employee Incentive Plan

On the Effective Date, in the event the Sponsors are the Successful Bidder, the Thermo 1 Lenders shall receive the consideration provided for in the Thermo Settlement Agreement, including the releases, exculpations and indemnifications provide for therein.

In the event the Plan is not confirmed with respect to any Subsidiary Debtor as a result of the failure by the Holders of Allowed Claims against the estate of such Subsidiary Debtor to vote in favor of the Plan, such Subsidiary Debtor shall be deemed to have been removed from the terms of the Plan and the Plan shall become effective with respect to each of the remaining Debtors. Further, the Confirmation Order shall provide that the Sponsors shall be granted immediate relief from stay with respect to the estate of any Subsidiary Debtor that is removed from the Plan to permit the Sponsors to exercise their rights under the terms of the DIP Financing Documents with respect to the Assets of such Subsidiary Debtor. Any recoveries from the exercise of such rights shall be applied to reduce the obligations of the Debtors under the DIP Financing Documents or the New Sponsor Note.

·	In addition to the releases described in the Thermo Settlement Agreement, on the Effective Date, the Debtors shall provide or shall be deemed to have provided releases of their current directors, officers and agents, the Sponsors, Wilmington Trust (as Administrative Agent under the DIP

Facility), the Thermo Lenders, the Thermo Lenders’ Agent and their respective directors, officers and agents, for any claim or cause of action arising out of or relating to the Debtors or the Chapter 11 Cases; and

·	Each of the Parties shall be exculpated for all actions taken in drafting, negotiating and soliciting the Plan, or for actions taken during or in connection with the Chapter 11 cases, which exculpations shall be customary in form and substance for confirmed reorganizing chapter 11 plans.

The board of directors of Reorganized Raser shall consist of five (5) members, selected by the Sponsors or the Successful Bidder, as applicable.

The Debtors and the Sponsors shall determine whether to seek approval of an employee incentive plan during the bankruptcy cases.

EXHIBIT B

SUMMARY OF INDICATIVE TERMS AND CONDITIONS FOR DIP CREDIT FACILITY (“DIP FACILITY”)

APRIL 28, 2011(1)

(1)	Capitalized terms used and not otherwise defined in this Exhibit shall have the meanings attributed thereto in the Plan Support and Restructuring Agreement dated as of the date of this Exhibit and to which this Exhibit is attached (as amended, restated, supplemented or otherwise modified from time to time, the”PSA”).

Borrower:	Raser Technologies, Inc., a Delaware corporation, as a Debtor-in-
Possession in a case (the “Debtor’s Case”) pending under Chapter 11 of the Bankruptcy Code (the “Borrower” or the “Debtor”) in the United
States Bankruptcy Court for the District of Delaware (the “Bankruptcy
Court”).
Guarantors and	All subsidiaries of the Debtor (collectively, the “Guarantors”, together
Guarantee:	with the Borrower, the “Debtors”), which will be Debtors-in-Possession in cases (the “Guarantors’ Cases”, and together with the Debtor’s Case, the “Cases”) pending under Chapter 11 of the Bankruptcy Code. All obligations of the Borrower under the DIP Facility will be
unconditionally guaranteed by the Guarantors.
Lenders:	Linden Capital L.P. (or one or more of its affiliates) (“Linden”) and
Tenor Opportunity Master Fund, Ltd and Aria Opportunity Fund, Ltd (or
one or more of its affiliates) (“Tenor”, and collectively with Linden, the
“Lenders”). Linden and Tenor each has a commitment equal to 50% (in a constant and not varying percentage) of the Commitment Amount (as defined below). The Commitments (as defined below) of the Lenders shall be several and not joint.
Administrative	Wilmington Trust Company will serve as the administrative agent for the
Agent:	Lenders (in such capacity, the “Administrative Agent”).

Commitments,	Subject to the terms and conditions of this Exhibit, the Lenders hereby
Availability, and	agree to provide the Borrower with multiple draw loans (the
Purposes:	“Commitments”) in an aggregate amount of up to $8.75 million plus the amount of Expense Payments (as defined below) added thereto (the
“Commitment Amount”) as set forth below.
Subject to the terms and conditions of this Exhibit, upon entry by the
Bankruptcy Court of an interim order satisfactory to the Lenders in their sole discretion approving this Term Sheet and the DIP Facility (the
“Interim Order”), and until entry by the Bankruptcy Court of a final order satisfactory to the Lenders in their sole discretion (i) approving the DIP
Loan Documentation (as defined below) and the DIP Facility (including, without limitation, the Thermo Lender Payment (as defined below)), (ii)
finding that the liens securing the claims of the Thermo Lenders under the Thermo 1 Financing Documents are valid, enforceable and

unavoidable and (iii) barring any further challenges to the validity, enforceability or unavoidability of such liens (the “Final Order”), the
Borrower shall be permitted to borrow from the Lenders a term loan in an initial aggregate principal amount of $750,000 (the “Initial DIP
Loan”) in a single draw-down to fund working capital needs of the
Debtors, in accordance with the Budget (as defined below).
Subject to the terms and conditions of this Exhibit, upon the occurrence of both the Definitive Documentation Date (as defined below) and the entry by the Bankruptcy Court of the Final Order and prior to the
“Effective Date” of the Plan (as defined below), the Borrower shall be permitted to borrow from Lenders up to $8.75 million (the “Subsequent
Loans” and together with the Initial DIP Loan and any Expense
Payments added to the principal amount thereof as more fully described below, the “DIP Loans”):
(a) (i) a term loan in an initial aggregate principal amount of $6.0 million to pay and satisfy in full a $6.0 million portion of the principal obligations owing by the Thermo 1 Project Entity to the Thermo Lenders under the Thermo 1 Financing Documents in accordance with the PSA plus (ii) an amount sufficient to pay or reimburse the Thermo Lenders and the Thermo Lenders’ Agent their reasonable, documented out-of-
pocket attorneys’ fees and expenses in documenting this transaction to the extent such amounts are not covered by the retainer previously provided to them by the Debtors (the “Thermo Lender Reimbursement
Amount”) (the aggregate payment under this clause (a) is referred to herein as “Thermo Lender Payment”); and
(b) a multiple draw term loan of up to $2.75 million (less the Thermo
Lender Reimbursement Amount), including the Initial DIP Loan, (i) to fund day-to-day working capital needs of the Debtors and (ii) the costs, expenses and other payments associated with the Cases, the Plan and the other restructuring transactions contemplated by the PSA (other than
Expense Payments), in accordance with the Budget.
Documentation:	Definitive documentation reasonably satisfactory in form and substance to the Lenders, Administrative Agent and the Borrower with respect to the terms and conditions governing the DIP Loans as set forth in this
Exhibit (the “DIP Loan Documentation”), and approved by the
Bankruptcy Court. Such DIP Loan Documentation shall be executed and delivered by the parties thereto on or prior to May 20, 2011 (the date on which such events occur, the “Definitive Documentation Date”), and shall be approved by the Bankruptcy Court upon the entry of the Final
Order; provided that, in the event no such DIP Loan Documentation is executed and delivered on or prior to May 20, 2011, the Debtors shall be considered in default and the DIP Loans shall become immediately due and payable.

Collateral:	Prior to the entry of the Final Order, all obligations of the Debtors under the DIP Facility shall be secured by (i) first-priority blanket liens and security interests on all assets of the Debtors (other than the Existing
Collateral) that are not subject to existing liens, and (ii) junior liens and security interests on all assets of the Debtors that are subject to existing liens or security interests, including the Existing Collateral (the “DIP
Facility Junior Liens”). The DIP Facility Junior Liens arising under the
DIP Facility are junior in all respects to the Thermo Lenders’ liens on the
Existing Collateral prior to the Thermo Lender Payment.
Following the Thermo Lender Payment, the DIP Facility obligations shall be secured by (i) a first-priority priming lien and security interest on the Existing Collateral, (ii) first-priority blanket liens and security interests on all other assets of the Debtors that are not subject to existing liens, (iii) junior liens and security interests on all assets of the Debtors that are subject to existing liens or security interests except as otherwise described herein, and (iv) super-priority administrative expense claims against the Debtors’ bankruptcy estates.
The foregoing liens securing the DIP Facility shall be entitled to the benefits and protections of the appropriate provisions of Section 364 of the Bankruptcy Code.
Without limiting the generality of the foregoing, upon the entry of the
Final Order, the foregoing liens shall be subject to (x) all accrued and unpaid fees that arise pursuant to 28 U.S.C. Sec. 1930, plus (y) the payment of allowed and unpaid fees of professionals retained in the
Cases (other than ordinary course professionals) that are incurred after the delivery of a written notice of the occurrence of one or more Events of Default in an amount not to exceed $100,000, plus (z) any allowed accrued but unpaid fees and expenses owed to professionals retained in the Cases (regardless of when allowed) that were accrued on or before the date of delivery by the Lenders to the Debtors of a written notice of the occurrence of one or more Events of Default to the extent consistent with the Budget ((x), (y) and (z), collectively, the “Carve-Out”).
Budget:	A 13-week rolling cash budget (with such supporting detail as the
Lenders may reasonably request), as approved by the Required Lenders in their sole but reasonable discretion prior to the entry of the Interim
Order (and any subsequent approved budget, the “Budget”), shall be attached to the Interim DIP Motion (as defined below) and shall reflect on a line-item basis the Debtors’ anticipated aggregate cash receipts and aggregate working capital expenses as determined by Debtors in their reasonable judgment as necessary or required for each week covered by the Budget. For each two week period in the Budget the aggregate disbursements shall not exceed 110% of the aggregate amount of projected disbursements for such two week period (“Permitted
Variance”). Upon the prior written request of the Debtors, or upon its own initiative, the Required Lenders in their sole but reasonable discretion may, without further Bankruptcy Court approval, authorize the
Debtors in writing to exceed the Permitted Variance. Any unused amounts in the Budget may carry forward to successive weeks on a line-
by-line basis, with no carry-over surplus to any other line item. On each bi-weekly anniversary of the Petition Date (or, if such anniversary is not a Business Day, then on the next succeeding Business Day), the
Borrower shall provide the Administrative Agent with an updated
Budget, including a report of variances on a line-item basis.
Term:	Unless otherwise agreed by the Lenders, borrowings shall be repaid in full, and the Commitments shall terminate (the “Termination Date”), on the earliest of (i) May 4, 2011 if the Interim Order has not been entered by 11:59 p.m. (Wilmington, Delaware time) on such date, (ii) May 20,
2011 if the Final Order has not been entered by 11:59 p.m. (Wilmington,
Delaware time) on such date, (iii) August 11, 2011 if an order confirming the Plan in accordance with the PSA and the Plan Term Sheet is not entered by 11:59 p.m. (Wilmington, Delaware time) on such date, (iv)
the “Effective Date” of the Plan, (iv) August 26, 2011 (the “Final
Maturity Date”) and (v) the acceleration of the loans and the termination of the Commitments in accordance with the terms of the DIP Loan
Documentation.
Closing Date:	Closing Date for the DIP Facility to occur upon entry of the Interim
Order, but no later than May 4, 2011.
Compensation:	As a material inducement to the Lenders to make the Commitments, the
Borrower agrees to compensate the Lenders, from and after the Interim
Order, as set forth below.
Interest Rate:	15% per annum on the outstanding principal amount of the DIP Loans and the Commitment Fees, compounded monthly (the “Interest Rate”).
Payable at maturity of the DIP Facility (whether at stated maturity, by acceleration or otherwise). At all times that an Event of Default exists, the Interest Rate applicable to the DIP Facility (and all amounts outstanding thereunder) shall equal 17% per annum. Interest after maturity shall be payable upon demand.
As described below, upon the occurrence of Plan Completion (as defined below), all of the accrued interest on the DIP Loans and the Commitment
Fees will be credited in accordance with the PSA and the Plan Term
Sheet.
Commitment Fees:	A fee equal to 10% of the Initial DIP Loans earned upon entry of the Initial
Order.

A fee equal to 10% of the Commitment Amount (less the amount of the Initial
DIP Loans) earned upon entry of the Final Order.

Once earned, all Commitment Fees will accrue interest at the Interest Rate. All

Commitment Fees (together with accrued interest) will be payable upon maturity of the DIP Facility (whether at stated maturity, by acceleration or otherwise).

As described below, upon the occurrence of Plan Completion, 100% of the
Commitment Fees and all of the accrued interest on the Commitment Fees will be credited in accordance with the PSA and the Plan Term Sheet.

Credit of Interest and	If (a) no Event of Default has occurred and is continuing under the DIP Loan
Commitment Fees:	Documentation or the PSA, (b) the DIP Facility obligations are satisfied in accordance with the terms of the PSA and the Plan Term Sheet, and (c) the Plan is confirmed and goes effective in accordance with the PSA and the Plan Term
Sheet (the occurrence of all of the events described in clauses (a), (b) and (c)
being referred to herein collectively as “Plan Completion”), then (i) all of the accrued interest on the DIP Loans and the Commitments, and (ii) 100% of the
Commitment Fees, will be credited in accordance with the PSA and the Plan
Term Sheet.

Amortization:	None.

Optional	No early repayment or prepayment of any obligations under the DIP
Prepayments:	Facility.

Minimum	$200,000, or such lesser amount as is then available for borrowing under
Borrowing; Notice:	the Commitments; upon at least one (1) Business Days prior written notice in the case of the Initial DIP Loan and the advance to make the
Thermo Lender Payment and upon at least three (3) Business Days’ prior written notice in the case of all other requested advances.
Conditions of Initial	The obligation to provide the Initial DIP Loan (the “Initial Conditions”)
DIP Loan:	shall be subject to the satisfaction of the following conditions:
(a) The commencement of the Cases at or prior to 11:59 p.m.
(Wilmington, Delaware time) on April 29, 2011 (the “Petition Date”);

(b) The filing of a motion for entry of the Interim Order on the
Petition Date (the “Interim DIP Motion”);

(c) The entry of the Interim Order by the Bankruptcy Court at or prior to 11:59 p.m. (Wilmington, Delaware time) on May 4, 2011;

(d) All of the “first day orders” entered at the time of
commencement of the Cases shall be consistent with the PSA and reasonably satisfactory in form and substance to the Lenders in all respects;

(e)	The PSA is in full force and effect;

(f)	Receipt and approval of the Budget;

(g)	The Debtors shall have granted the Administrative Agent and

each Lender access to and the right to inspect all reports, audits and other internal information of the Debtors relating to environmental matters and any third party verification of certain matters relating to compliance with environmental laws and regulations reasonably requested by the Administrative
Agent or any Lender;

(h) All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Debtors, the
Administrative Agent and the Lenders contemplated by this Exhibit as being required on or before such date and the PSA shall be reasonably satisfactory in form and substance to the Lenders in all respects, and the Lenders shall have received all information (financial or otherwise) and copies of all documents reasonably requested by the Lenders or their counsel; and

(i) Such other conditions as are reasonably required by the
Lenders.

Conditions of Each	The obligation to provide each DIP Loan (including the Initial DIP Loan)
DIP Loan:	shall be subject to the satisfaction of the Initial Conditions and each of the following conditions:
(a) If after giving effect to a request for, and the borrowing of, such
DIP Loan , usage of the Commitments would not exceed $8.75 million;

(b) In connection with the Initial DIP Loan, the Interim Order shall have been entered and the Interim Order shall be in full force and effect, and shall not have been amended, vacated, reversed, modified or rescinded or subject to a presently effective stay pending appeal;

(c) For any Subsequent Loan, (i) the Definitive Documentation
Date shall have occurred and (ii) the Final Order and the Auction Procedures
Order (as defined in the Plan Term Sheet) shall have been entered, shall be in full force and effect, and shall not have been amended, vacated, reversed, modified or rescinded or subject to a presently effective stay pending appeal;

(d) No Event of Default and no condition which would constitute an Event of Default with the giving of notice or lapse of time or both shall exist;

(e) Representations and warranties shall be true and correct in all material respects on and as of the date of each DIP Loan, except to the extent such representations and warranties specifically relate to an earlier date;

(f) Receipt of a notice of borrowing from the Borrower in form and substance reasonably satisfactory to the Lenders;

(g) The PSA has not been terminated in accordance with its terms and no party thereto has issued a notice of termination that will, by the terms of the PSA, become effective upon the passage of time without any further action by, or notice to or from, any other party; and

(h) Such other customary conditions as are reasonably required by the Administrative Agent of the Lenders.

The request by the Borrower for, and the acceptance by the Borrower of, each DIP Loan under the DIP Facility shall be deemed to be a representation and warranty by the Borrower that the conditions specified above have been satisfied.
Representations and	The DIP Loan Documentation shall contain representations and
Warranties:	warranties customary for debtor-in-possession financings and other terms reasonably deemed appropriate by the Lenders (in each case subject to materiality, knowledge and other qualifiers as are customary or otherwise reasonably deemed appropriate by the Lenders), including, without limitation:

1.	Entity existence, status, power and authority.

2.	Due authorization, execution and delivery of the DIP Loan Documentation; legality, validity, binding affect and enforceability of the DIP Loan Documentation.

3.	Execution, delivery, and performance of the DIP Loan Documentation do not violate law or other contractual obligations enforceable against the Debtors without further action by the Bankruptcy Court.

4.	No default under the DIP Loan Documentation.

5.	Use of proceeds.

6.	Insurance.

7.	Ownership of the Borrower and its subsidiaries.

8.	Validity, priority and perfection of security interests in the Collateral.

9.	No any event, act or condition subsequent to the Petition Date that has or is reasonably expected to have a Material Adverse Effect (as defined below). “Material Adverse Effect” means (a) a material adverse effect on the business, operations, properties, assets, or condition (financial or otherwise) of the Debtors, taken as whole, or (b) the impairment of the ability of the Debtors to perform, or the Lender to enforce, the obligations under the DIP Facility, excluding, in each case, any such effect or impairment resulting from or arising out of or in connection with (i) general economic events or industry events (including changes in the loan and securities markets), (ii) changes in accounting standards, principles or interpretations, (iii) acts of war, whether or not declared, armed hostilities and terrorism, (iv) actions taken or not taken at the request of the Lender and (v) the disclosure of the PSA or the commencement of the Cases. Any determination as to whether any circumstance, change or effect has a Material Adverse Effect shall be made only after taking into account all effective insurance coverage and third-party indemnifications with respect to such circumstance, change or effect.

Affirmative	The DIP Loan Documentation shall contain affirmative covenants
Covenants:	customary for debtor-in-possession financings and other terms (including customary exceptions) reasonably deemed appropriate by the Lenders
(subject to the PSA), including, without limitation:

1.	Delivery of financial statements, reports, accountants’ letters, projections, budgets, officers’ certificates and other information concerning the Debtors and their finances and operations, in each case to the extent reasonably requested by the Lenders.

2.	Compliance with the Budget to the extent set forth above.

3.	Delivery of notices of defaults under the DIP Loan Documentation, litigation and other material events.

4.	Subject to the Budget and the other terms and conditions of the DIP Loan Documentation, continuation of business and maintenance of existence and material rights and privileges of the Debtors.

5.	Maintenance of property and insurance of the Debtors.

6.	Right of the Administrative Agent and the Lenders to inspect property and books and records of the Debtors upon reasonable prior written notice and during normal business hours.

7.	Compliance with applicable laws in all material respects (including, without limitation, applicable ERISA and environmental laws and regulations).

8.	Further assurances reasonably requested by Required Lenders (including, without limitation, with respect to security interests in after-acquired property).

9.	Use of proceeds.

10.	Subject to the Budget and the other terms and conditions of the DIP Loan Documentation, payment of post-petition taxes.

Negative Covenants:	The DIP Loan Documentation shall contain negative covenants
customary for debtor-in-possession financings (other than financial covenants) and other terms (including exceptions) reasonably deemed appropriate by the Lenders (subject to the PSA), including, without limitation:

1.	Limitation on indebtedness, preferred stock and contingent obligations relating thereto.

2.	Limitation on liens and further negative pledges.

3.	Limitation on guarantee obligations.

4.	Unless the DIP Loans and all other amounts owing to the Lenders and the Administrative Agent shall have been paid in full in cash, limitation on mergers, consolidations, liquidations, dissolutions, acquisitions and non- ordinary course asset sales.

5.	Limitation on leases.

6.	Limitation on dividends, other payment restrictions affecting subsidiaries and other payments in respect of capital stock.

7.	Limitation on capital expenditures, except to the extent contemplated by the Budget.

8.	Limitation on investments, acquisitions, loans and advances (other than intercompany loans).

9.	Limitation on transactions with affiliates; limitation on sale and leasebacks.

10.	Limitation on change of fiscal year.

11.	Limitation on changes in business conducted.

12.	Prohibition on payment of prepetition claims (other than as approved by the Bankruptcy Court and reasonably acceptable to the Lenders or as otherwise set forth in the Budget or permitted by the DIP Loan Documentation) and payment of non-budgeted postpetition items.

13.	Prohibition on consenting to the granting of adequate protection payments or liens, superpriority administrative expense claims or liens having a priority senior or pari passu with the liens granted to the Lenders or the Thermo Lenders, except as otherwise expressly permitted by the DIP Loan Documentation.

Events of Default:	Upon the occurrence and continuance of any of the following Events of
Default beyond the applicable grace period (if any) set forth below, and subject to the Subordination Agreement between the Thermo Lenders and the Pre-Petition Lender, the Administrative Agent may take all or any of the following actions without further order of or application to the
Bankruptcy Court, provided that with respect to items (iii) and
(iv) below, the Administrative Agent shall provide the Borrower, any
Committee in the Cases and the United States Trustee for the District of
Delaware with five (5) Business Days’ prior written notice and provided, further, that upon receipt of the notice referred to in the immediately preceding clause, the Borrower may continue to make ordinary course disbursements from such accounts referred to in (iii) below to the extent and at the times set forth in the Budget, but may not withdraw or disburse any other amounts from such account (in any hearing after the giving
B-9

effect of the aforementioned notice, the only issue that may be raised by any party in opposition thereto being whether, in fact, an Event of Default has occurred and is continuing);

     (i) declare the principal of and accrued interest on the outstanding borrowings to be immediately due and payable;

(ii)	terminate the Commitments;

(iii)	set-off any amounts held for the account of the Debtors

as cash collateral or in any accounts maintained with the Administrative Agent, any other Lender or their respective affiliates; and

     (iv) take any other action or exercise any other right or remedy (including, without limitation, with respect to the liens in favor of the Administrative Agent and the Lenders) permitted under the DIP Loan Documentation, or by applicable law.

     (a) Failure by the Borrower to pay principal, interest or fees when due;

     (b) Breach by any Debtor of any of the negative covenants described above;

     (c) Breach by any Debtor of any other covenant or agreement contained in the DIP Loan Documentation after written notice thereof from Required Lenders (subject, in the case of certain affirmative covenants, to a 10 day grace period; provided, that grace periods shall not apply to any notice or Budget reporting provisions);

(d) Failure of the Debtors to obtain the Interim Order by 11:59

p.	m. (Wilmington, Delaware time) on May 4, 2011;

(e) Failure of the Definitive Documentation Date to occur on or prior to May 20, 2011;

(f) Failure of the Debtors to obtain the Final Order by 11:59

p.	m. (Wilmington, Delaware time) on May 20, 2011;

(g) Failure of the Debtors to obtain confirmation of a Chapter

11 plan of reorganization in conformance with the PSA and the Plan Term Sheet (the “Plan”) before 11:59 p.m. (Wilmington, Delaware time) on August 11, 2011;

     (h) Failure of the Debtors to have the Plan become effective before 11:59 p.m. (Wilmington, Delaware time) on August 26, 2011;

     (i) Any representation or warranty made by any Debtor shall prove to have been incorrect in any material respect when made;

(j) Any of the Cases shall be dismissed or converted to a

Chapter 7 Case; a Chapter 11 Trustee, a responsible officer or an examiner with enlarged powers relating to the operation of the business of the Borrower (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Cases; or any other superpriority Claim (other than the Carve-Out upon entry of the Final Order) or lien which is pari passu with or senior to the claims or liens of the Administrative Agent and the Lenders shall be granted in any of the Cases;

	(k)	Other than (a) payments authorized by the Bankruptcy
Court	(i) in	respect of accrued payroll and related expenses as of the

commencement of the Cases or (ii) in respect of certain creditors, in each case to the extent authorized by one or more “first day” orders reasonably satisfactory to the Lenders), (b) payments authorized by the Bankruptcy Court with respect to any settlement or other stipulation with any creditor of any Borrower, other than the Lender, as adequate protection or otherwise individually or in the aggregate not in excess of $100,000 for any and all such creditors unless approved in writing by the Lenders; and (c) the making of the Thermo Lender Payment on the terms and conditions set forth above, or (d) as otherwise contemplated by the Budget, any Debtor shall make any payment (whether by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition indebtedness or payables of a Debtor;

     (l) The Bankruptcy Court shall enter an order granting relief from the automatic stay to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any Guarantor which have an aggregate value in excess of $350,000;

     (m) A Change of Control (to be defined in a manner mutually agreeable to the Lenders and Debtors) shall occur;

     (n) Any material provision of the DIP Loan Documentation, the Interim Order or the Final Order shall cease to be valid and binding on any Debtor, or any Debtor shall so assert in any pleading filed in any court;

     (o) An order (i) shall be entered reversing, staying for a period in excess of fifteen (15) days, vacating or rescinding the Interim Order or the Final Order or (ii) shall be entered amending, modifying or supplementing the Interim Order or the Final Order without the prior written consent of the Lenders;

(p)	The PSA is terminated; or

(q)	Such other reasonable and customary Events of Default as

are reasonably required by the Lenders.

Credit Bidding:	The Administrative Agent and the Lenders shall have the right to credit bid in any sale of Collateral and shall have standing with respect to any such sale or hearing related thereto.

Yield Protection and	Standard yield protection and indemnification including capital adequacy
B-11

Increased Costs;	requirements will be incorporated that will satisfactorily compensate the
Taxes:	Lenders in the event that any changes in law, requirement, guideline or request of relevant governmental authorities shall increase costs, reduce payments or earnings, or increase capital requirements. All payments to be made by the Borrower or the Guarantors under the DIP Facility shall be made free and clear of any deduction, withholding or set off by reason of any taxes or other amounts, except as required by applicable law. If any taxes or other amounts are required by applicable law to be deducted or withheld from any payments made by the Borrower or the Guarantors under the DIP Facility to the original Lenders (or any assignee of such
Lender that is an affiliate of such Lender) (a “Sponsor Lender”), then the amount payable by the Borrower or the applicable Guarantor(s) shall be increased as necessary so that, net of any such withholding or deduction, such Sponsor Lender receives the amount it would have received had no such withholding or deduction been made; provided that income or franchise taxes imposed on (or measured by) overall net income and imposed by the United States or the jurisdiction under the laws of which the Lender is organized, has its principal place or business or has its applicable lending office, or any branch profits taxes imposed by the
United States, shall be “excluded taxes” and shall not be eligible for the gross-up payable by the Borrower and/or the Guarantors pursuant to this section. Each foreign Lender shall furnish to the Borrower and the
Administrative Agent appropriate certificates or tax forms as will permit such payments to be made without being subject to U.S. federal tax withholding to the extent such Lender is legally able to do so.
Costs and Expenses;	All reasonable and documented out-of-pocket costs and expenses of the
Indemnification:	Administrative Agent and the Lenders (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the transactions contemplated hereby shall be payable by the
Borrower and the Guarantors on demand whether or not the transactions contemplated hereby are consummated. The Borrower shall also pay all reasonable and documented out-of-pocket costs and expenses of the
Administrative Agent and the Lenders (including, without limitation, reasonable fees and disbursements of counsel) in connection with (i) the negotiation, preparation and execution of all documentation executed on or before the Closing Date in connection with the transactions contemplated hereunder, whether or not consummated, and (ii) the enforcement of any rights and remedies under the DIP Loan
Documentation. All costs and expenses required to be paid by the
Borrower and Guarantors hereunder are collectively referred to as the
“Expense Payments”. All Expense Payments that become due and owing under the DIP Loan Documentation prior to the maturity of the DIP
Loans shall be automatically added to the principal amount of the DIP
Loans (and begin to bear interest) on the third Business Day following the Borrower’s receipt of a reasonably detailed invoice therefor from the
Administrative Agent. All Expenses Payments that become due and owing after maturity of the DIP Loans (whether at stated maturity, by acceleration or otherwise) shall be due and payable on demand.
The Borrower and the Guarantor shall indemnify the Administrative
Agent and each Lender against any liability arising in connection with the transactions contemplated hereby (other than in the case of the gross negligence, bad faith or willful misconduct of any indemnified person).
Assignments and	Usual and customary assignment and participation provisions reasonably
Participations:	satisfactory to the Administrative Agent and the Lenders, subject to the
Borrower’s prior written consent, not to be unreasonably withheld or delayed, except that no such consent shall be required if an Event of
Default has occurred and is continuing or in the case of any such assignment or participation to an affiliate of any Lender.
Voting:	“Required Lenders” shall mean Lenders holding more than 50% of the
Commitments except as to customary matters requiring unanimity (e.g., the reduction of interest rates, the reduction of fees, the extension of the maturity of the Borrower’s obligations and amend or modify the super-
priority status of the Debtors’ obligations).
Agency:	Usual and customary agency provisions satisfactory to the
Administrative Agent.
Miscellaneous:	The DIP Loan Documentation will include (a) waiver of consequential and punitive damages and right to a jury trial and (b) customary set-off and sharing provisions.
Documentation:	Reasonably satisfactory in form and substance to the Lenders and the
Borrower.
Governing Law:	New York except as governed by the Bankruptcy Code.

EXHIBIT C

RESERVED

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EXHIBIT D [FORM OF] JOINDER AGREEMENT

_____________________ , 20___ [DATE]

     Reference is made to that certain PLAN SUPPORT AND RESTRUCTURING AGREEMENT (as amended, supplemented or otherwise modified from time to time, the “Plan Support and Restructuring Agreement”), dated as of April 28, 2011, entered into by and among RASER TECHNOLOGIES, INC. (“Raser”), RASER TECHNOLOGIES OPERATING COMPANY, INC, RASER POWER SYSTEMS, LLC, RT PATENT COMPANY, INC., PACIFIC RENEWABLE POWER, LLC, WESTERN RENEWABLE POWER, LLC, INTERMOUNTAIN RENEWABLE POWER, LLC, LOS LOBOS RENEWABLE POWER, LLC, COLUMBIA RENEWABLE POWER, LLC, TRUCKEE GEOTHERMAL NO. 1 SV-01, LLC, TRUCKEE GEOTHERMAL NO. 2, SV-04, LLC, TRAIL CANYON GEOTHERMAL NO. 1 SV 02, LLC, DEVIL’S CANYON GEOTHERMAL NO. 1 SV-03, LLC, THERMO NO.

1 BE-01, LLC, THERMO NO. 2 BE-02, LLC, THERMO NO. 3 BE-03, LLC, CRICKET

GEOTHERMAL NO. 1 MI-01, LLC, HARMONY GEOTHERMAL NO. 1 IR-01, LLC, LIGHTNING DOCK GEOTHERMAL HI-01, LLC, and KLAMATH GEOTHERMAL NO. 1 KL-01, LLC (collectively with Raser, the “Debtors”), LINDEN CAPITAL, L.P. (the “Prepetition Lender”), TENOR OPPORTUNITY MASTER FUND, LTD., ARIA OPPORTUNITY FUND, LTD. and PARSOON OPPORTUNITY FUND, LTD. (collectively, “Tenor”; together with the Prepetition Lender, the “Sponsors”), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, and ZURICH AMERICAN INSURANCE COMPANY (the “Thermo Lenders” and, together with the Debtors and the Sponsors, the “Parties”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and Collateral Agent (the “Thermo Lenders’ Agent”). Any capitalized terms used but not defined herein shall have the meanings set forth in the Plan Support and Restructuring Agreement.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned agrees as follows: Section 1. Transfer of Claims. The undersigned represents that, as of the date hereof and subject to the condition precedent of validly executing and delivering this Joinder Agreement to the Parties under the Plan Support and Restructuring Agreement, it is taking transfer of the following Claims:

     [Specify exact claims, including name of security, if applicable and principal amounts] (the “Transferred Claims”) originally owned by [Specify original claim holder per the Plan Support and Restructuring Agreement] (the “Original Claim Holder”) from

[Specify Transferor] (the “Transferor”)

     Section 2. Joinder. The undersigned hereby confirms that, as of the date hereof, it agrees to be a party to the Plan Support and Forbearance Agreement and agrees to be bound by all terms, conditions and obligations set forth in the Plan Support and Restructuring Agreement, as if it had been an original Party to the Plan Support and Restructuring Agreement.

     Section 3. Representations and Warranties. The undersigned hereby represents and warrants for the benefit of the other Parties to the Plan Support and Restructuring Agreement, that the following statements are true, correct and complete as of the date hereof:

     (a) The undersigned has all requisite power and authority to enter into this Joinder Agreement and the Plan Support and Restructuring Agreement, and to carry out the transactions contemplated by, and perform its respective obligations under, this Joinder Agreement and the Plan Support and Restructuring Agreement. The execution and delivery of this Joinder Agreement and the performance of its obligations hereunder and under the Plan Support and Restructuring Agreement have been duly authorized by all necessary corporate, partnership, trust or limited liability company action on its part; and

     (b) The execution, delivery of this Joinder Agreement by the undersigned, and performance by the undersigned of this Joinder Agreement and the Plan Support and Restructuring Agreement each does not and shall not: (i) violate any provision of law, rule or regulation applicable to it; (ii) violate its certificate of incorporation, bylaws, or other organizational documents or those of any of its subsidiaries; or (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it is a party.

     Section 4. Counterparts and Delivery. This Joinder Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile transmission or by electronic mail in portable document format (.pdf) shall be effective as delivery of an original executed counterpart of this Joinder Agreement. Transferee agrees to promptly deliver copies of this Joinder Agreement to each of Raser and the Sponsors in accordance with the notice provisions of the Plan Support and Restructuring Agreement.

     Section 5. Governing Law. This Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date first above written.

[TRANSFEREE]

By: ________________________ Name: Title:

EXHIBIT E

THERMO SETTLEMENT AGREEMENT TERM SHEET

     This term sheet presents the principal terms upon which Raser and the Thermo 1 Project Entity and the Thermo Lenders have agreed to satisfy in full the Debtors’ obligations under the Thermo 1 Financing Documents. Terms herein with an initial capital not required by standard capitalization rules are defined terms, and each such term not parenthetically or otherwise defined herein shall have the meaning ascribed to it in that certain Plan Support and Restructuring Agreement, dated as of April 28, 2011 (the “Plan Support Agreement”), by and among Raser and its affiliates, Linden Capital, LP (the “Prepetition Lender”), Tenor Opportunity Master Fund, Ltd., Aria Opportunity Fund, Ltd., and Parsoon Opportunity Fund, Ltd. (collectively, “Tenor”; together with the Prepetition Lender, the “Sponsors”), and The Prudential Insurance Company of America, and Zurich American Insurance Company (together, the “Thermo Lenders”) and Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent (the “Thermo Lenders’ Agent”), to which this Plan Term Sheet is attached.

	·	The Debtors shall make an indefeasible payment of $6.0
million of the Thermo 1 Note, plus payment and/or
reimbursement of the reasonable, documented out-of-pocket
attorneys’ fees and expenses incurred by the Thermo Lenders
and the Thermo Lenders’ Agent, and any reasonable
outstanding attorneys’ fees and expenses of the Thermo
Lenders’ Agent, in conjunction with this Agreement and the
transactions contemplated thereby (the “Thermo Lenders
Payment and		Payment”) to the Thermo Lenders immediately upon the entry
Subordination		of the final order approving the DIP Facility; and

	·	Upon the receipt by the Thermo Lenders of the Thermo
Lenders Payment, the Thermo Lenders agree that all liens and security interests of the Thermo Lenders in the assets of the
Thermo 1 Project Entity shall be subject and subordinate to (i)
the liens and security interests granted to the Sponsors under the DIP Facility, and (ii) the liens and security interests
granted to the Prepetition Lender under the Bridge Facility.

	·	The Plan shall provide that upon the Effective Date of the
Plan, each of the Debtors, their bankruptcy estates, the
Reorganized Debtors and the Sponsors, and the successors
Releases and		and assigns of any of them, and any other person that claims
Indemnification		or might claim through, on behalf of, or for the benefit of any
Provisions		of the foregoing, shall be deemed to have irrevocably and
unconditionally, fully, finally and forever waived, released, acquitted and discharged the Thermo Lenders, including the
Administrative Lender, the Thermo Lenders’ Agent and each
of their respective affiliates, directors, officers, employees,

E-1

advisors, counsel, agents, attorneys-in-fact, controlling
persons, and their respective successors and assigns (each, an
“Indemnified and Released Party,” and collectively,
“Indemnified and Released Parties”) from any and all claims
(as defined in the Bankruptcy Code), counterclaims, demands, debts, actions, obligations, rights, debts, accounts, remedies, avoidance actions, agreements, promises, judgments, causes
of action, suits, losses, damages or liabilities of any nature whatsoever, whether known or unknown, that arise from or in
any way relate to the Thermo 1 Financing Documents;

	·	The Plan shall provide that the Debtors shall indemnify the
Indemnified and Released Parties for a period of three years after the Effective Date against any claim, demand or liability arising from any action, failure or omission to act, and arising from any claim against the Indemnified and Released Parties
being released pursuant to the Plan; and

	·	The Plan shall include provisions permanently enjoining all
creditors and entities in the bankruptcy proceeding from
initiating a suit against the Indemnified and Released Parties for any matters that are released under the Plan or for which there is indemnification of said parties under the Plan.

	·	Provided that the Thermo Lender Payment has been made,
and the Plan as confirmed by the Bankruptcy Court contains
Wavier of Claims of		the foregoing releases, exculpations, injunctions and
Thermo Lenders		indemnifications, the Thermo Lenders agree to waive and
release all remaining claims, rights and causes of action
arising under or related to the Thermo Financing Documents.

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